UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 23, 2001

Transmation, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-3905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 352-7777

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

      On August 23, 2001, the Registrant issued the following press release:

Transmation Focuses Its Strategy on Services and Distribution Products;
Plans To Divest Certain Non-Core Business Units

ROCHESTER, NY — AUGUST 23, 2001 – Transmation, Inc. (Nasdaq: TRNS), a leading business-to-business distributor, servicer and manufacturer of test, measurement and calibration instrumentation used in industrial markets, today announced the Company’s future strategic, long-term focus will be on it’s core Calibration Services and Distribution Products businesses. Accordingly, the Board of Directors has engaged Capital Formation Group, a Rochester based investment banking firm, as its financial adviser to assist in the possible sale of certain non-core business units – Transmation Products Group (“TPG”) and Meters and Control (“MAC”).

Mr. Robert G. Klimasewski, President and Chief Executive Officer of Transmation, Inc., stated: “We believe that the strategic core of Transmation’s future is in our ability to satisfy our customers’ test and measurement product and calibration service requirements from one source. By focusing our resources on our Calibration Services and Distribution Products businesses we should be able to further penetrate high growth markets such as process, communications, pharmaceutical manufacturing, automotive and aerospace markets.

“Our ability to deliver and calibrate sophisticated equipment to manufacturers’ specifications, ensuring our clients’ vital assets will perform within proper operating parameters, has increasingly become the strategic focus of the Company. We refer to this as achieving Xactitude – the state or quality of being exact. We provide a means of achieving precise measurements in our clients’ pursuit of delivering quality products and services.”

Mr. Peter J. Adamski, Vice President, Finance and Chief Financial Officer, commented: “We believe that the divestiture of our TPG and MAC business units will allow us to continue to reduce our debt, enhance our working capital and increase our gross margins by focusing on our strategic Calibration Services and Distribution Products businesses.”

Transmation Products Group’s ISO 9001 manufacturing facility, located in Rochester, NY, produces a broad line of calibration instruments under the Altek and Transmation brand names and is a nationally recognized leader in the design and manufacture of industrial-grade calibration tools. TPG had fiscal 2001 revenues of approximately $9.5 million, or 12.5 percent of total 2001 sales.

The Meters and Control division is located just outside of Baltimore, MD and is the industry’s largest supplier of modified or customized calibration and process control instrumentation. The MAC division had fiscal 2001 revenues of approximately $8.0 million, or 10 percent of fiscal 2001 sales.

Transmation, Inc. is a leading business-to-business distributor, servicer and manufacturer of test, measurement and calibration instrumentation used in industrial markets.

      “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements which are subject to various risks and uncertainties. The Company’s actual results could differ from those anticipated in such forward-looking statements as a result of numerous factors which may be beyond the Company’s control.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMATION, INC.

Dated:	August 27, 2001	By:	/s/ Peter J. Adamski

Peter J. Adamski Vice President, Finance and CFO